UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2018

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15254	NONE
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2018, Enbridge Inc. (the “Corporation”) filed Articles of Amendment with the Director under the Canada Business Corporations Act (the “CBCA”) amending its articles to create a new series of Preference Shares of the Corporation designated as Preference Shares, Series 2018-C (the “Conversion Preference Shares”). The Conversion Preference Shares are issuable upon the automatic conversion of the CAD$750,000,000 aggregate principal amount of the Corporation’s 6.625% Fixed-to-Floating Rate Subordinated Notes Series 2018-C due 2078 (the “Notes”). The Conversion Preference Shares will be entitled to receive cumulative preferential cash dividends, if, as and when declared by the board of directors of the Corporation, subject to the CBCA, at the same rate as the interest rate that would have accrued on the Notes (had the Notes remained outstanding), payable on each semi-annual or quarterly dividend payment date, as the case may be, subject to any applicable withholding tax.

The foregoing description of the Corporation’s Articles of Amendment is qualified in all respects by reference to the text of the Certificate of Amendment issued by the Director under the CBCA on April 10, 2018 and the Articles of Amendment attached thereto, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate and Articles of Amendment, dated April 10, 2018.

Index of Exhibits

Exhibit Number	Description

3.1	Certificate and Articles of Amendment, dated April 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC.
(Registrant)

Date: April 12, 2018	By:	/s/ Tyler W. Robinson
Tyler W. Robinson
Vice President & Corporate Secretary
(Duly Authorized Officer)